                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 2, 2000

                             SURGE COMPONENTS, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



               New York                                  0-14188                             11-2602030
               --------                                  -------                             ----------
    (State or Other Jurisdiction of             (Commission File Number)             IRS Employer Identification
            Incorporation)                                                                     Number)


                 1016 Grand Boulevard, Deer Park, New York 11729
            --------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (631) 595-1818
            --------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

         Effective as of June 2, 2000, Surge Components, Inc., doing business as Superus Holdings, (the "Registrant" or "Superus") entered into a Pledge Agreement (the "Pledge Agreement") between the Registrant and Global DataTel, Inc., a Nevada corporation ("Global") wherein all of the assets and certain liabilities of Global were transferred under a pledge to Superus in accordance with the provisions of the Nevada general corporation law. The Pledge Agreement transfers to Superus, all of the assets of Global (the "Global Assets") that were to be sold outright (the "GDIS Acquisition") under the Asset Purchase Agreement, dated as of December 8, 2000, by and among Superus, Global and GDIS Acquisition Corp., a wholly-owned subsidiary of Superus ("Acquisition Sub"), which agreement is incorporated by reference herein. The transfer under pledge transferred full control of Global's operations and assets, pending shareholder approval, to Superus.

         In connection with the pledge, on June 5, 2000, Global executed a Bill of Sale, Assignment and Assumption (the "Bill of Sale") transferring the Global Assets outright to the Acquisition Sub. The Bill of Sale provides that at the Effective Date of the pending GDIS Acquisition and the issuance of Class B Common Stock of the Registrant, all the Global Assets will be released from the pledge and transferred outright to Acquisition Sub. The Registrant's shareholders, as well as Global's shareholders, will be asked to approve the Acquisition in upcoming special meetings of shareholders called for such purpose. A copy of the Pledge Agreement, the Bill of Sale, and an amendment to the Asset Purchase Agreement are each included as an exhibit to this Report.

         Global is a leader in Latin America in medium to large system integration projects. Global is a First Tier IBM Business Partner, Microsoft Solution provider, Lotus Premier Team Provider and a distributor for JBA International E.R.P. Company. Global also distributes hardware for Compaq, Dell, Hewlett-Packard and Cisco Systems. eHOLA.com, Inc. is a wholly owned subsidiary of Global. eHOLA offers e-business solutions customized to the needs of Latin American companies including: ISP Services, hosting/ASP solutions, product development and solutions, business solutions centers and training/customer service.


Terms of the Acquisition

         In full consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by Global to Surge and in reliance upon the representations and warranties made by Global and for other consideration, the Registrant has paid to Global 239,000 shares of Non-Voting Redeemable Convertible Series A Preferred Stock, $.001 par value, issuable on a 100 for 1 basis to the Global stockholders. The Registrant's Preferred Stock is being held in escrow pending shareholder approvals. Following approval of Superus's and Global's stockholders, each share of Non-Voting Redeemable Convertible Series A Preferred Stock will automatically convert into and shall vote on a converted basis of 100 shares of Superus' Class B Common Stock. Simultaneously therewith, all of the Global Assets will be released from the pledge and transferred outright to the Acquisition Sub, which will be a wholly owned subsidiary of Superus. Superus is also proposing a recapitalization wherein it will be reorganized into a Delaware corporation which will be a holding company for the Acquisition Sub, a second subsidiary which will conduct the electronic components business and operation of Surge Components, Inc. and a third subisdiary which will conduct the business and operation of MailEncrypt.com, Inc., a previously announced pending merger.

         Superus' existing Common Stock, which trades under the Nasdaq symbol of SPRS, $.001 par value, shall be redesignated as "Class A Common Stock". The Class A Common Stock shall have the same rights and preferences and otherwise be the same as the existing Common Stock, except that the holders of each two (2) shares of Class A Common Stock issued and outstanding at the Effective Date (as defined in the Asset Purchase Agreement) of Shareholder approval and Nasdaq listing of the Class B Common Stock, shall have the right to receive and become exchangeable for one (1) share of Class B Common Stock during the six-month period following the Effective Date.

         Surge's existing Class A Common Stock Warrants, which trade under the symbol of SPRSW, shall, upon shareholder approval and Nasdaq listing of the Class B Common Stock, be redesignated as "Class B Common Stock Warrants". Upon Shareholder approval and Nasdaq listing of the Class B Common Stock, each existing Warrant shall have the right to purchase one (1) share of Class B Common Stock at an exercise price of $5.00 per share, callable when the Class B Common Stock trades at or above $7.50 per share and expiring on July 31, 2003.

         The Convertible Promissory Note (the "Note") issued to the Registrant reflecting a $1,000,000 loan (the "Loan") made as of October 8, 1999 to Global has been replaced with a $6,250,000 note which remains outstanding and, is convertible into shares of Global Common Stock at the rate of $1.00 per share, is secured by a pledge of 1,000,000 shares of Global Common Stock owned by an officer of Global, along with the pledge of the Global Assets, and has also been secured by the Registrant under a Security Agreement, dated December 1, 1999, which secures said Note with all of the assets of Global.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

    Independent Auditors' Report                                     F - 1

    Consolidated Balance Sheets                                      F - 2 - 3

    Consolidated Statements of Operations and Comprehensive income   F - 4

    Consolidated Statements of Shareholders' Deficiency              F - 5

    Consolidated Statements of Cash Flows                            F - 6 - 7

    Notes to Financial Statements                                    F - 8 - 22

    Computation of Earnings per Common Share                         F - 23

    Financial Data Schedule                                          F - 24 -25


(b) PRO FORMA FINANCIAL INFORMATION.

    The Pro forma financial information required herein will be filed by amendment.

         (c)      Exhibits:

Exhibit
Number            Description

   1 Pledge Agreement, dated June 2, 2000, by and among Global Datatel, Inc., Global Datatel Acquisition Corporation and Surge Components, Inc.

   2 Asset Purchase Agreement, dated December 8, 1999, by and among Surge Components, Inc., GDIS Acquisition Corp., as Buyer and Global DataTel, Inc. (Incorporated by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K, Date of Event, December 8, 2000).

   3 Bill of Sale, dated as of June 5, 2000, by and among Global DataTel, Inc., Surge Components, Inc., and GDIS Acquisition Corp.

   4 Subordinated Convertible Promissory Note in the Principal Amount of $6,250,000.00 issued by Global Datatel, Inc.

   5 Security Agreement, dated December 1, 1999, by and among Surge Components, Inc., GDIS Acquisition Corp., as Buyer and Global Datatel, Inc. (Incorporated by reference from Exhibit 99.3 to Registrant's Current Report on Form 8-K, Date of Event, December 8, 1999).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS
GLOBAL DATATEL, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheet of Global DataTel, Inc. and Subsidiaries (the "Company") as of December 31, 1999, and the related consolidated statements of operations and comprehensive income, cash flows and changes in shareholders' deficiency for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global DataTel, Inc. and Subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the two years ended December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company's working capital deficiency raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Seligson & Giannattasio, LLP
N. White Plains, NY
April 16, 2000

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                   A S S E T S


                                                        March 31,             December 31,
                                                         2 0 0 0                 1 9 9 9
                                                         -------                 -------
                                                       (Unaudited)

Current assets:
   Cash                                                  $     37,380         $   173,579
   Accounts receivable, net of allowance
     for doubtful accounts of $141,216 and
     $363,718, respectively                                 3,380,345           3,030,984
   Inventories                                                712,380             948,724
   Prepaid expenses and taxes                               1,710,672             604,301
                                                           ----------         -----------

     Total current assets                                   5,840,777           4,757,588
                                                           ----------          ----------

Property, plant and equipment, net of
   accumulated depreciation of $396,904
   and $384,272, respectively                                 488,049             500,681
                                                          -----------         -----------


Other assets:
   Goodwill, net of accumulated amortization
     of  $82,116 and $66,720, respectively                  1,149,628           1,165,024
   Deferred acquisition costs                               2,060,000           2,000,000
   Other assets                                                83,041             174,931
                                                          -----------          ----------

                  Total other assets                        3,292,669           3,339,955
                                                          -----------          ----------

                  Total assets                             $9,621,495          $8,598,224
                                                           ==========          ==========








See accompanying notes to consolidated financial statements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                                                 March 31,     December 31,
                                                                  2 0 0 0         1 9 9 9
                                                               ------------    ------------
                                                                (Unaudited)
          LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
   Short term borrowings, banks                                $    881,992    $    707,029
   Note payable - Surge Components, Inc.                          2,806,251       1,000,000
   Deferred revenues                                                169,210          40,441
   Accounts payable                                               3,905,548       2,948,700
   Accrued expenses                                               1,429,332       1,359,764
   Notes payable to shareholders                                       --           661,667
                                                               ------------    ------------

                  Total current liabilities                       9,192,333       6,717,601

Mortgage payable - bank                                              73,724          72,921
                                                               ------------    ------------

                  Total liabilities                               9,266,057       6,790,522
                                                               ------------    ------------

Commitments and contingencies

Stockholders' equity:
Preferred stock 25,000,000 shares
   authorized, par value $.001,  none issued                           --              --
Common  stock, 50,000,000 shares authorized
   par value $.001, 23,772,924 and 23,280,124
   issued and outstanding respectively                               23,773          23,280
Paid in capital                                                  11,703,295      11,703,788
Accumulated deficit                                             (11,407,635)    (10,019,715)
Accumulated other comprehensive income                               36,005         100,349
                                                               ------------    ------------

                  Total stockholders' equity                        355,438       1,807,702
                                                               ------------    ------------

                  Total liabilities and stockholders' equity   $  9,621,495    $  8,598,224
                                                               ============    ============


See accompanying notes to consolidated financial statements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                                                           Three Months Ended                Year Ended
                                                               March 31,                    December 31,
                                                       2 0 0 0         1 9 9 9        1 9 9 9         1 9 9 8
                                                    ------------    ------------   ------------    ------------
                                                    (Unaudited)      (Unaudited)


Net sales                                           $  2,530,385    $  6,502,012   $ 13,836,785    $  1,862,339
Costs of goods sold                                    1,581,735       4,843,247      8,411,701         728,140
                                                    ------------    ------------   ------------    ------------

Gross profit                                             948,650       1,658,765      5,425,084       1,134,199
                                                    ------------    ------------   ------------    ------------

Selling, general, and administrative expenses          1,312,286         425,004      3,659,896         757,429
Payroll and related expenses                             911,918         294,000      3,541,784       1,383,821
Interest expense, net                                    112,366          86,085        686,004          18,663
                                                    ------------    ------------   ------------    ------------

Total expenses                                         2,336,570         805,089      7,887,684       2,159,913
                                                    ------------    ------------   ------------    ------------

(Loss) income  before provisions for income taxes     (1,387,920)        853,676     (2,462,600)     (1,025,714)
Provision for income taxes                                  --           240,000        193,152         134,839
                                                    ------------    ------------   ------------    ------------

(Loss) income from continuing operations              (1,387,920)        613,676     (2,655,752)     (1,160,553)
                                                    ------------    ------------   ------------    ------------

Discontinued operations:
   Loss from operations from subsidiary sold                --              --             --          (625,473)
   Loss on sale of subsidiary                               --              --             --        (1,910,431)
                                                    ------------    ------------   ------------    ------------

Loss from discontinued operations                           --              --             --        (2,535,904)
                                                    ------------    ------------   ------------    ------------

Net (loss) income                                     (1,387,920)        613,676     (2,655,752)     (3,696,457)

Other comprehensive income (loss):
   Foreign currency translation, net of tax              (64,344)          8,039        138,701         (38,352)
                                                    ------------    ------------   ------------    ------------

Comprehensive (loss) income                         $ (1,452,264)   $    621,715   $ (2,517,051)   $ (3,734,809)
                                                    ============    ============   ============    ============

(Loss) income per share - Basic and diluted
   (Loss) income per share from
    continuing operations                           $       (.06)   $        .03   $       (.12)   $       (.17)
   Loss per share from discontinued operations              --              --             --              (.37)
                                                    ------------    ------------   ------------    ------------

Net (loss) income per share - Basic and diluted     $       (.06)   $        .03   $       (.12)   $       (.54)
                                                    ============    ============   ============    ============

Weighted average shares outstanding
   Basic                                              23,296,551      22,240,798     22,352,926       6,836,755
   Diluted                                            23,296,551      22,240,798     22,352,926       6,836,755

See accompanying notes to consolidated financial statements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY

                   YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
                 THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                                                                             Additional
                                                    Preferred Stock                 Common Stock              Paid-in
                                                 Shares        Amount           Share          Amount         Capital
                                               ---------    ------------      ----------    ------------    ------------
Balance at January 1, 1998                     4,500,000    $      4,500           7,162    $          7    $  5,821,448

Rescinded preferred                           (4,500,000)         (4,500)           --              --          (271,895)
Shares issued for services                          --              --         1,198,500           1,199         198,001
Shares issued for cash                              --              --         2,870,000           2,870         571,130
Shares tendered by stockholders                     --              --        (3,518,525)         (3,519)          3,519
Shares issued to purchase subsidiaries           105,000             105       8,622,986           8,623       3,095,580
Foreign currency translation                        --              --              --              --              --
Net loss for the period                             --              --              --              --              --
                                               ---------    ------------      ----------    ------------    ------------

Balance at December 31, 1998                     105,000    $        105       9,180,123    $      9,180    $  9,417,783

Conversion of preferred shares                  (105,000)           (105)     13,000,001          13,000         (12,895)
Shares issued for cash                              --              --           100,000             100         299,900
Shares issued for investment banking fees           --              --         1,000,000           1,000       1,999,000
Foreign currency translation                        --              --              --              --              --
Net loss for the period                             --              --              --              --              --
                                               ---------    ------------      ----------    ------------    ------------
Balance at December 31, 1999                        --              --        23,280,124          23,280      11,703,788

Exercise of stock options                           --              --           492,800             493            (493)
Foreign currency translation                        --              --              --              --              --
Net loss for the period                             --              --              --              --              --
                                               ---------    ------------      ----------    ------------    ------------

Balance at March 31, 2000                           --      $       --        23,772,924    $     23,773    $ 11,703,295
                                               =========    ============      ==========    ============    ============




                                                                 Foreign
                                                                Currency
                                              Accumulated      Translation
                                                Deficit        Adjustments         Total
                                              ------------    ------------    ------------
Balance at January 1, 1998                    $ (3,667,506)   $       --      $  2,158,449

Rescinded preferred                                   --              --          (276,395)
Shares issued for services                            --              --           199,200
Shares issued for cash                                --              --           574,000
Shares tendered by stockholders                       --              --              --
Shares issued to purchase subsidiaries                --              --         3,104,308
Foreign currency translation                          --           (38,352)        (38,352)
Net loss for the period                         (3,696,457)           --        (3,696,457)
                                              ------------    ------------    ------------

Balance at December 31, 1998                  $ (7,363,963)   $    (38,352)   $  2,024,753

Conversion of preferred shares                        --              --              --
Shares issued for cash                                --              --           300,000
Shares issued for investment banking fees             --              --         2,000,000
Foreign currency translation                          --           138,701         138,701
Net loss for the period                         (2,655,752)           --        (2,655,752)
                                              ------------    ------------    ------------
Balance at December 31, 1999                   (10,019,715)        100,349       1,807,702

Exercise of stock options                             --              --              --
Foreign currency translation                          --           (64,344)        (64,344)
Net loss for the period                         (1,387,920)           --        (1,387,920)
                                              ------------    ------------    ------------

Balance at March 31, 2000                     $(11,407,635)   $     36,005    $    355,438
                                              ============    ============    ============





See accompanying notes to consolidated financial statements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Three Months Ended                 Year Ended
                                                                           March 31,                     December 31,
                                                                     2 0 0 0         1 9 9 9       1 9 9 9          1 9 9 8
                                                                     -------         -------       -------          -------
                                                                 (Unaudited)       (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                             $(1,387,920)     $   613,676    $(2,655,752)     $(3,696,457)
Adjustment to reconcile net (loss) income to net
    cash (used) provided by operations
    Other losses, net                                                      --               --             --          276,395
    Loss on sale of division                                               --               --             --        1,910,431
    Depreciation and amortization                                      28,028           27,927        136,527           37,425
    Provision for bad debt expense                                   (222,502)              --         26,162         (249,295)
Changes in operating assets and liabilities:
      Accounts receivable                                            (126,859)      (2,080,011)      (137,478)         378,098
      Inventories                                                     236,344         (247,744)       178,887          (70,981)
      Other assets                                                 (1,014,481)      (1,015,947)       350,297          124,446
      Accounts payable and accrued expenses                         1,026,416        1,543,210        975,541          725,880
      Deferred revenues                                               128,769           92,225       (368,640)         171,722
                                                                 ------------      -----------   ------------     ------------

Net cash used in operating activities                              (1,332,205)      (1,066,664)    (1,494,456)        (392,336)
                                                                 ------------      -----------   ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Acquisition of fixed assets                                          --               --        (53,036)          (2,601)
      Deferred acquisition costs                                      (60,000)              --             --               --
                                                                 ------------      -----------   ------------     ------------

Net cash used in investing activities                                 (60,000)              --        (53,036)          (2,601)
                                                                 ------------      -----------   ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Net borrowings of notes payable                               1,982,017          783,790        684,314         (395,044)
      Net advances from stockholders                                 (661,667)              --        464,380          388,009
      Proceeds from issuance of common stock                               --          300,000        300,000          574,000
                                                                 ------------      -----------   ------------     ------------

Net cash flows provided by financing activities                     1,320,350        1,083,790      1,448,694          566,965
                                                                 ------------      -----------   ------------     ------------

Foreign currency effect on cash                                       (64,344)          38,352        138,701          (38,352)
                                                                 ------------      -----------   ------------     ------------

Net change in cash                                                   (136,199)          55,478         39,903          133,676
Cash at beginning of year                                             173,579          133,676        133,676               --
                                                                 ------------      -----------   ------------     ------------

Cash at end of year                                              $     37,380      $   189,154    $   173,579      $   133,676
                                                                 ============      ===========    ===========      ===========




See accompanying notes to consolidated financial statements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                           Three Months Ended            Year Ended
                                                               March 31,                December 31,
                                                        2 0 0 0        1 9 9 9      1 9 9 9      1 9 9 8
                                                     ------------   ------------   ----------   ----------
                                                      (Unaudited)   (Unaudited)
Supplemental cash flow information:
  Cash paid during the year for:
  Interest                                           $    112,366   $     86,085   $  661,004   $   18,663
                                                     ============   ============   ==========   ==========
  Income taxes                                       $       --     $       --     $  193,152   $  134,839
                                                     ============   ============   ==========   ==========

Non-cash investing and financing transactions:
  Preferred shares issued to purchase subsidiaries   $       --     $       --     $     --     $      105
  Common shares issued for services                          --             --           --        199,200
  Common shares issued to purchase subsidiaries              --             --           --      2,654,455
                                                     ------------   ------------   ----------   ----------

                                                     $       --     $       --     $     --     $2,853,760
                                                     ============   ============   ==========   ==========

Common shares issued for investment banking fees     $       --     $       --     $2,000,000   $     --
                                                     ============   ============   ==========   ==========









See accompanying notes to consolidated financial statements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES

Organization - Global DataTel, Inc. ("the Company") was originally incorporated under the laws of the State of Utah on April 17, 1980 as La Plate Oil and Mining, Inc. On October 1,1982 the Company changed its name to Gold Coast Resources, Inc. ("Gold Coast"). On September 30, 1998 Gold Coast purchased 100% of the outstanding common stock of International Computer Resources ("ICR") (a Florida corporation) and Mantenimiento Electronico de Sistemas Limited ("MES") (a Colombian corporation). On December 2, 1998 the company changed its name to Global DataTel, Inc.

On November 30, 1998, the Company purchased three unrelated companies in Colombia, South America, DLR & CIA ("DLR"), Micro Star LTD. ("Micro"), and CASA Informatica "("Casa"). The companies acquired are also in the business of providing software and hardware solutions to companies in their markets. Prior to the acquisition of ICR and MES, Gold Coast Resources was a development stage company that, through a wholly-owned subsidiary The Travel Agents Hotel Guide, Inc. ("Hotel"), was engaged in the business of developing a hotel guide selling advertising space to the hotel and travel industry. Gold Coast sold Hotel on December 14, 1998.

The Company currently engages primarily in the sale and distribution of medium and high-end computer and software products, including Enterprise Resource Planning (ERP) suites, as well as, providing information technology solutions and support to medium and large business clients primarily in Central and South America. The Company has distribution agreements with International Business Machines ("IBM"), Lotus, Cisco Systems, and JBA.

During 1999, MES, DLR and Micro were merged into Casa. The combined entity then changed its name to Global Datatel de Colombia, Inc. ("GDC"). In addition, the Company commenced internet operations as an Internet service/content provider through its wholly-owned subsidiaries of ehola.com SA and ehola.com, Inc.

The following is summary of the significant policies followed in the preparation of the consolidated financial statements.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash - For purposes of cash flows the company considers investments of three months or less as cash equivalents.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
 (Continued)
-------------------------------------------------------------------------------

Revenue Recognition - Revenues from services are recognized as the services are performed. Revenues from the sales and installation of hardware packages are recognized when the installation is substantially completed and operational.

Inventories - Inventories are principally composed of finished goods and are stated at the lower of cost (first-in, first-out method) or market.

Accounts Receivable - The Company periodically reviews the adequacy of the allowance for doubtful accounts and maintains the allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

Property, Plant and Equipment - Property, plant, and equipment is recorded at cost. Depreciation is generally on a straight-line basis over the estimated useful lives of the related assets as follows:

         Building and improvements                           20 years
         Furniture and office equipment                      5 - 10 years
         Computer and EDP equipment                          5 years
         Transportation equipment                            5 years

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of accounts receivable and debt securities. Concentration of credit with respect to accounts receivable as of December 31, 1998 was limited to an amount due from an agency of the Colombian Government, which represented approximately 22% of the net accounts receivable. Subsequent to year-end this balance was paid. As of December 31, 1999, no one customer accounted for more than five percent of outstanding accounts receivable. The Company provides for estimated credit losses at the time of sale based upon factors surrounding the credit risk of specific customers, historical trends and other information.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
 (Continued)
--------------------------------------------------------------------------------

Fair Value - The Company has a number of financial instruments, none of which is held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1999 and 1998, does not differ materially from the aggregate carrying values of these financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Investments - The Company utilizes Statement of Financial Accounting Standards ("SFAS") Number 115, "Accounting for Certain Investments in Debt and Equity Securities" to account for its investments. The Company's investments consist primarily of a convertible debenture from a publicly traded company and are being reported as held to maturity securities. Held to maturity securities are carried at amortized cost. Held to maturity securities declines in fair value below amortized cost that are other than temporary, are included in earnings.

Goodwill - Goodwill, which represents the excess of acquisition costs over the net assets acquired in the business combinations, is amortized on the straight-line method over 20 years. The carrying amount of goodwill is reviewed annually using estimated undiscounted cash flows for the businesses acquired over the remaining amortization periods.

Loss Per Share - Loss per share for all periods was computed by dividing net income by the weighted average number of common and common equivalent shares outstanding and also is adjusted for the assumed conversion of shares issuable upon exercise of options and other convertible securities. The Company had losses in each of the years presented and for the three months ended March 31, 2000 and, accordingly, common stock equivalents are excluded as the effect would be anti-dilutive.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
(Continued)
--------------------------------------------------------------------------------

Income Taxes - The Company and its U.S. subsidiaries file a consolidated income tax return. Foreign subsidiaries are not consolidated. The Company has adopted SFAS 109 and this pronouncement caused no material changes on the financial statements. The provision for income taxes is primarily related to the reconciliation of the taxes paid and owed by the foreign subsidiaries in accordance with the taxing rules and regulation promulgated by the Colombian government as of December 31, 1999. The Company has approximately $1,900,000 of net operating loss carryforwards, which are subject to certain restrictions and limitations based on the Company's ownership changes during 1998. The Company also has approximately $1,300,000 in net operating losses subsequent to the change in ownership, which may be used to offset income through 2019. A valuation allowance has been provided against the benefits available from these net operating losses due to the uncertainty regarding its realization.

Translation of Foreign Currency - The Company's Colombian subsidiaries are translated in accordance with Statement of Financial Accounting Standards No. 52 (SFAS No. 52), which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period. For purposes of SFAS No. 52, the Company considers the Colombian Peso to be the functional currency. The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the cumulative translation adjustment in shareholders' equity. Realized gains and losses from foreign currency transactions are included in the results of operation for the period. Fluctuations arising from intercompany transactions are long term in nature and are accumulated as cumulative translation adjustments.

Year 2000 Computer Readiness - Unaudited - The Company is in the process of evaluating the effect of the year 2000 ("Y2K") on its computer systems. The Company believes that the cost of upgrading its systems will not materially affect the operations but will constitute the normal periodic ongoing cost of maintaining and improving its computer system.

The Company has initiated communications with all of its significant suppliers to determine the extent to which the Company's operations are vulnerable to those third parties failure to remediate their own Y2K issues. There can be no guarantee that the system of such companies or payors will be timely converted and would not have an adverse impact on the Company. Additionally, general problems such as electric power, water and sewer etc., are beyond the ability of the Company to determine, and would affect most other companies in the geographic area of Colombia. The Company experienced virtually no Y2K problems in January 2000 and does not expect to incur any material costs.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
(Continued)
--------------------------------------------------------------------------------

Prior Period Adjustment - During 1999, certain errors were detected in the previously reported goodwill resulting from the 1998 acquisitions of ICR and MES. An adjustment of approximately $948,000 was made to reduce goodwill at the beginning of the year. A corresponding adjustment was made to reduce the previously reported amortization expense in 1998 by approximately $11,000. As the result of current and previous losses, there is no resulting change in the income tax provision for 1998.

Interim Reporting - Information pertaining to the three months ended March 31, 2000 and 1999 has not been audited. In the opinion of management, the unaudited interim financial information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. Results for interim periods are not necessarily indicative of results for a full year.

Reclassifications - Certain prior year information has been reclassified to conform to the current year's presentations.

NOTE 2 - BUSINESS ACQUISITIONS

All acquisitions have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition. In all of the acquisitions, 100% of the acquired companies were purchased.

ICR - On September 30, 1998, the Company acquired all of the outstanding stock of ICR in exchange for 105,000 shares of convertible preferred stock valued at $0.001 per share and 4,243,843 shares of common stock valued at $.20 per share. The net assets acquired and liabilities assumed approximated $90,000 and $190,000, respectively. The transaction has been recorded as a reverse acquisition.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - BUSINESS ACQUISITIONS (Continued)

MES - On September 30, 1998, the Company acquired MES for 357,143 common shares of the Company's common stock, valued at the book value of MES. The net assets acquired and liabilities assumed approximated $1,152,000 and $913,000, respectively.

DLR - On November 30, 1998, the Company acquired DLR for $300,000 ($100,000 due at closing and five monthly installments of $40,000 thereafter, as defined) in cash, and 60,000 shares of the Company's common stock, valued at $3.00 per share. The net assets acquired and liabilities assumed approximated $3,527,000 and $1,786,000, respectively. The acquisition resulted in goodwill of $502,000. The Company did not make the payments as required by the purchase agreement and is in default on the remaining obligation. In March 2000, the remaining payments under the agreement were placed in escrow while the parties negotiate a settlement.

MICRO - On November 30, 1998, the Company acquired Micro for $150,000, payable in six consecutive monthly payments from the date of closing, and 70,000 shares of the Company's common stock, valued at $3.00 per share. The net assets acquired and liabilities assumed approximated $890,000 and $748,000, respectively. The purchase resulted in goodwill of $218,000. In March 2000, the remaining payments under the agreement were made.

CASA - On November 30, 1998, the Company acquired Casa for $840,000, payable in 9 monthly payments of $93,333 commencing at the date of the closing and 392,000 shares of the Company's common stock, valued at $3 per share. The net assets acquired and liabilities assumed approximated $3,300,000 and $1,800,000, respectively. The purchase resulted in goodwill of approximately $512,000. In March 2000, the remaining payments under the agreement were made.

The Company issued non-interest-bearing promissory notes to the shareholders of DLR, Casa and Micro for the unpaid cash portion of the consideration for the acquisitions. The terms of the notes for the individual companies acquired are as presented in the preceding paragraphs and the amount due is reflected as notes payable to stockholders in the accompanying consolidated balance sheets as of December 31, 1999 and 1998. The realization of a major portion of the assets in the accompanying balance sheet as of December 31, 1999 and 1998 is dependent upon continued operations of the Company, and their ability to raise additional capital. Management believes that actions presently taken to revise the Company's operating and financial requirements will provide the opportunity for the Company to continue as a going concern.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - BUSINESS ACQUISITIONS (Continued)

The following unaudited pro forma consolidated results of operations are presented as if ICR, DLR, Casa, and Micro Star acquisitions had been made as of January 1, 1998. The unaudited consolidated pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions occurred on those dates, nor is it indicative of the results that may occur in the future.


                                                         Year ended
                                                         December 31,
                                                            1998
                                                         -------------
                                                          (Unaudited)

Net sales                                                $21,457,159

Net loss from continuing operations                      $  (314,056)

Net loss per share                                       $      (.01)

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The Company's property, plant, and equipment consist of the following:

                                                    March 31,     December 31,
                                                      2000           1999
                                                   ---------      ----------
                                                  (Unaudited)

Land                                               $  73,807      $   73,807
Buildings                                            184,653         184,653
Office equipment                                     185,597         185,597
EDP equipment                                        440,896         440,896
                                                   ---------      ----------

     Total property, plant, and equipment            884,953         884,953
     Less:  accumulated depreciation                 396,904         384,272
                                                   ---------      ----------

Property, plant and equipment, net                 $ 488,049      $  500,681
                                                   =========      ==========

Depreciation expense for the year ended December 31, 1999 and 1998 was $74,940 and $84,469, respectively. For the year ended December 31, 1998, depreciation is included for the period from dates of acquisition to the end of the year (see
Note 2 acquisitions).

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS



NOTE 4 - CONVERTIBLE DEBENTURE

On December 14, 1998, the Company sold Hotel to Ameriresource Technologies, Inc. in exchange for a convertible debenture totaling $3,350,000. The debenture accrues interest at the rate of 7% per annum and is due December 15, 2001. The Company accounts for the debenture pursuant to SFAS Number 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company has deemed these securities to be "held-to-maturity" securities as defined by the standard and account for the debenture at amortized cost. Although the debenture is guaranteed by a third party, there are sufficient collectability and enforcement concerns to cause a permanent reduction in its market value. This security has therefore been totally reserved and charged against the gain associated with the sale of Hotel.

NOTE 5 - SHORT TERM BORROWINGS, BANKS

The Colombian subsidiaries obtain short-term financing from banks and financing companies. Interest on such obligations range between 34% and 44% annually and is determined by the financing source subsequent to the availability of funds. Most of these obligations are personally guaranteed by officers of the companies and the balance owed as of December 31, 1999 approximated $450,000.

ICR has a $100,000 line of credit, at 10% interest, personally guaranteed by the majority stockholder of the Company, for working capital purposes. As of December 31, 1999, the balance owed on this line of credit was approximately $94,711.

The Colombian subsidiaries have credit facilities from IBM for the purchase of computer equipment which are guaranteed by certain shareholders and officers of the Colombian subsidiaries. The credit facilities at December 31, 1999 approximated $1,200,000 for Casa, $600,000 for DLR, and $150,000 for Micro.

NOTE 6 -  DEFERRED REVENUES

Deferred revenues are comprised mainly of customer deposits on orders. The nature of the Colombian operations requires a delay between the time that an order is placed and the completion of the contract. Consequently, the Company requests deposits on such arrangements.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS



NOTE 7 - MORTGAGE PAYABLE - BANK

On March 14, 1996, DLR obtained a mortgage from a bank for the purchase of their office facility in Bogota, Colombia. The mortgage expires on March 2012 and had an initial principal balance of $99,400. The mortgage agreement allows for an increase in the outstanding principal balance due to monetary adjustments as mandated by the Colombian Central Bank. Therefor, management of the Company can not reasonably determine minimum future payments. Although payments are due currently, the entire balance has been classified as long-term because management cannot determine, at this time, the amount that is due and payable in the current year.

NOTE 8 - CONVERTIBLE PROMISSORY NOTE

In October 1999, the Company issued a subordinated Convertible Promissory Note (the "Note") in the amount of $1,000,000 to Surge. The Note is due on June 1, 2000 and accrues interest at the rate of 10% per annum. Upon the successful completion of the asset purchase by Surge, the Note is canceled and all interest accrued to date will be forgiven. If the asset purchase with Surge is not completed by February 28, 2000 or is not approved by the shareholders of both companies, Surge at its sole discretion may convert the Note into common stock of the Company at a conversion price equal to 90% of the average closing price of the Company's common stock for the twenty previous trading days. In January 2000, the Note was canceled and replaced with a new note totaling $4,100,000 (Note 9).

NOTE 9 - SUBORDINATED CONVERTIBLE PROMISSORY NOTE

In February 2000, the Company entered into a Subordinated Convertible Promissory Note ("Convertible Note") with Surge for $4,100,000. The Convertible Note accrues interest at the rate of 10% per annum. Upon completion of the Company's acquisition by Surge, the Convertible Note and all accrued interest will be forgiven. If the acquisition does not occur by July 31, 2000, Surge, at its own discretion, may convert this note into the common stock of the Company on a dollar for dollar basis at a conversion price equal to 90% of the average closing price of the Company's Common Stock for the preceding 20 trading days or Surge may demand repayment. The Convertible Note is secured by the pledge of certain shares of stock owned by the President of the Company. In February 2000, the Note was canceled and replaced with a new note totaling up to $6,250,000.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS



NOTE 10 - COMMITMENTS AND CONTINGENCIES

On January 1, 1997, a subsidiary of the Company entered into a two-year lease with an indefinite renewal option for office facilities in Bogota, Colombia. The lease calls for an approximate negotiable increase of 18% at renewal. The lease can be canceled by either party without prior notification.

On December 9, 1996, a subsidiary of the Company entered into a one-year lease for office facilities in Medellin, Colombia. The lease is personally guaranteed by one of the officers of the Company and a bond for approximately 50% of the annual lease was submitted to the lessor. The lease can be terminated by either party without prior notification and calls for negotiated annual increases.

On August 16, 1997, a subsidiary of the Company entered into a one-year lease with an indefinite renewal option for office space in Cali, Colombia. The lease is personally guaranteed by an officer of the Company. The lease calls for negotiated annual increases and can be canceled by non-fulfillment of the lease terms.

On May 4, 1998, a subsidiary of the Company entered into a six-month agreement to rent office space in Medellin, Colombia. The lease calls for an indefinite renewal with annual increases to be tied to the legal inflation rate. The lease may be canceled upon non-fulfillment of the lease terms with three months prior notification.

On March 1, 1993, a subsidiary of the Company entered into a lease agreement expiring in April 2000 to rent office space in Bogota, Colombia. The lease calls for an indefinite renewable option.

On January 1, 1999, a subsidiary of the Company entered into a three-year lease for office and warehouse space in Delray Beach, Florida. The lease is renewable for an additional three years with annual increases of 5%.

As of December 31, 1999, the minimum lease obligation for leases that management can determine to have a minimum obligation is as follows:

                          Year
                          2000                     $ 48,396
                          2001                       44,796
                                                  ---------

                          Total                    $ 93,192
                                                   ========

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STRUCTURE

Additional 1998 Common Stock Issuances - During 1998, Gold Coast issued 1,198,500 shares of its common stock to officers, directors, employees and others for services rendered. The shares were valued at $.20 per share. During 1998, Gold Coast issued 2,870,000 shares of its common stock for cash at $.20 per share pursuant to Rule 504 of Regulation D. During 1998, Gold Coast issued 3,500,000 shares of its common stock to an officer/director/major shareholder for his minority interest in the Travel Agent's Hotel Guide, Inc. The shares were valued at $0.10.

Gold Coast issued 1,000,000 Class F Preferred shares for 80% of the outstanding shares of Hotel. The Class F shares are redeemable for common stock based on the performance guidelines established by the exchange agreement dated October 7, 1997. The Agreement specifies that for each $15,000 of earnings by Hotel, it may redeem one share of class F preferred for 10 shares of common stock subject to the rules and regulations of Rule 144. In the event that no earnings are produced within a five-year period the preferred shares shall become non-convertible.

On August 14, 1998, Gold Coast rescinded the mergers with the above subsidiaries and canceled the preferred shares previously issued to each of these entities.

At December 31, 1998 the Company has only one class of common stock outstanding and a Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has a liquidating value of no less than $35,000,000 and has preference over all other stock in a liquidation. The conversion value is based on the liquidating value and a maximum share price of 111 shares of common stock for one share of preferred stock. There are no arrearages in preferred dividends. On June 25, 1999, the shares were converted into 13,000,001 shares of the Company's common stock.

Additional 1999 Common Stock Issuances - On February 5, 1999 the Company completed an offering under Rule 504 of Regulation D for 100,000 shares of its common stock at $3.00 per share. The offering was subscribed to in full by a related party, and the Form D was timely filed with the Securities and Exchange Commission.

In December 1999, the Company issued 1,000,000 shares for investment banking services provided in connection with the Company's acquisition by Surge Components, Inc.

Stock Options - In April 1999, the Company entered into an option agreement with a consultant, in partial payment for services rendered. The agreement grants 250,000 shares of the Company's common stock, at an exercise price of $5.75 per share. The options are non-dilutive. To date, no options have been exercised.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 11 - CAPITAL STRUCTURE (Continued)

1999 Incentive and Non-Qualified Stock Options Plan

In 1999, the Company adopted the 1999 Incentive and Non-Qualified Stock Option Plan ("Option Plan"). The plan provides for the grant of options to employees of the Company and its subsidiaries to purchase an aggregate of 2,650,000 common shares.

Option Plan activity is summarized as follows:

                                                              Weighted Average
                                                 Shares        Exercise Price
                                               ----------     ----------------
Options outstanding - January 1, 1999                  --               --
Granted                                         1,000,000           $ 7.12
Exercised                                              --               --
                                               ----------

Options outstanding - December 31, 1999         1,000,000           $ 7.12
                                               ==========

Options exercisable - December 31, 1999         1,000,000           $ 7.12
                                               ==========

In March 2000, the Company granted options to purchase 550,000 shares of the Company's Common Stock to an officer of the Company. The options are exercisable for a three year period at an exercise price of $.52 per share. The options were exercised in March 2000 using the cashless method into 492,800 shares of the Company's common stock.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected only to comply with the disclosure requirements set forth in the statement which includes disclosing pro forma net income and earnings per share as if the fair value based method of accounting had been applied. The pro forma net income and earnings per share for the year ended December 31, 1999 would have been $(7,683,907) and $(.37) had the new method been applied.

Compensation to non-employees is accounted for based on the fair value of the consideration received or the fair market value of the equity instruments issued, whichever is more reliably measurable.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STRUCTURE (Continued)

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 94.34% for awards granted in 1999; risk free interest rate of 6.75%; and expected lives of 3 years.

The effects of applying SFAS 123 in the above pro forma disclosures are not indicative of future amounts as they do not include the effects of awards granted prior to 1997. Additionally, future amounts are likely to be affected by the number of grants awarded since additional awards are generally expected to be made at varying amounts.

NOTE 12 -  INDUSTRY SEGMENT AND OPERATIONS BY GEOGRAPHIC AREAS

The Company operates predominantly in one industry segment, computer systems design and hardware sales. The Company has two geographic groups, the U.S. subsidiary and the Colombian subsidiaries. The geographic distributions of the Company's identifiable assets, operating income and revenues are summarized in the following table.

Year Ended December 31,                             1999               1998
                                                    ----               ----

Revenues from unrelated entities:
   United States                               $     577,630      $    594,126
   Colombia                                       13,259,155         1,268,213
                                                 -----------        ----------

   Total revenues                                $13,836,785       $ 1,862,339
                                                 ===========       ===========

Operating loss:
   United States                               $    (869,396)     $   (527,102)
   Colombia                                       (1,593,204)         (498,612)
                                                -------------      ------------

   Total operating loss                         $ (2,462,600)      $(1,025,714)
                                                =============      ============

Assets:
   United States                                $  3,676,877        $ 4,902,609
   Colombia                                        5,777,347          7,989,580
                                                ------------        -----------

   Total identifiable assets                       9,454,224         12,892,189
   Less:  Corporate eliminations                   2,856,000          4,284,608
                                                ------------        ------------

   Total assets                                 $  6,598,224        $ 8,607,581
                                                ============        ===========

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 12 -  INDUSTRY SEGMENT AND OPERATIONS BY GEOGRAPHIC AREAS (Continued)
--------------------------------------------------------------------------

The Company has only one significant supplier, IBM de Colombia, which accounted for approximately 60% of the total purchases made during 1999 and 1998.

NOTE 13 - SALE OF SUBSIDIARY

The Travel Agents Hotel Guide was a publication being developed by Gold Coast and the former management of the Company for use by travel agents in order to advertise and sell hotel rooms primarily throughout the United States. Gold Coast acquired the publication rights, logo, client lists and business concept from the former president of Hotel by issuing 3,500,000 shares of common stock of Gold Coast.

On December 14, 1998, the Company sold Hotel for $3,350,000 in the form of a convertible debenture issued by Ameriresources Technologies, Inc., a publicly traded company, and guaranteed by Lexington Sales, Inc. (Note 4). The accompanying statement of operations for the year ended December 31, 1998 reflect discontinued operations, the loss from operations of approximately $629,000 and the gain on sale of the subsidiary of approximately $2,000,000, less amount reserved of $3,350,000.

NOTE 14 - RELATED PARTY TRANSACTIONS

The Company is a member of a group of affiliated entities and, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

NOTE 15 - OPERATING RISKS

As substantially all of the Company's operations are currently conducted in Colombia, the Company is subject to special consideration and significant risks not typically associated with Companies operating in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in Colombia, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittance abroad, and rates and methods of taxation among other things. Since its working capital has been limited, obligations and commitments have gone unfulfilled.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 16 - SUBSEQUENT EVENTS

Proposed Debenture Offering - In February 1999, the Company signed a letter of intent with Dirks & Company to act as the Managing Underwriter in connection with a proposed offering of shares of Cumulative Convertible Debentures of the Company. Dirks & Company intends to underwrite, on a firm commitment basis, such number of Debentures which will result in gross proceeds of approximately $50 million. A firm commitment does not guarantee that the underwriter will fund the proposed offering, since their commitment is not known until the twenty day waiting period following the SEC approved registration has been filed. As of this date no registration document relating to this proposed offering has been filed and management has had no contact with the underwriter for several months.

Asset Purchase Agreement - In December 1999, the Company entered into an asset purchase agreement with Surge Components, Inc. ("Surge") whereby Surge would acquire the assets of the Company in exchange for stock to be treated as a "tracking stock" covering the assets sold by the Company. Among other conditions, the completion of the acquisition is conditioned on the approval of both Companies' stockholders and successful completion of due diligence.

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT II

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                             Three Months Ended                      Year Ended
                                                                   March 31,                         December 31,
                                                            2 0 0 0           1 9 9 9          1 9 9 9              1 9 9 8
                                                            -------           -------          -------              -------


Basic earnings:

Net loss                                                   $(1,387,920)    $    613,676      $( 2,655,752)         $(3,696,457)
                                                           -----------     ------------      ------------          -----------

Shares:
     Weighted common shares outstanding                     23,296,551       22,240,798        22,352,926            6,836,755
                                                           -----------     ------------      ------------          -----------
Net loss per share                                         $      (.06)    $        .03      $       (.12)         $      (.54)
                                                           ===========     ============      ============          ===========

Diluted earnings:

Net loss                                                   $(1,387,920)    $    613,676       $(2,655,752)         $(3,696,457)
                                                           -----------     ------------      ------------          -----------

Shares:
     Weighted common shares outstanding                     23,296,551       22,240,798        22,352,926            6,836,755
     Employee stock options                                      --                --                  --                  --
     Other stock options                                         --                --                  --                  --
     Convertible note                                            --                --                  --                  --
                                                           -----------     ------------      ------------          -----------
Total weighted shares outstanding                           23,296,551       22,240,798        22,352,926            6,836,755
                                                           -----------     ------------      ------------          -----------

Diluted net loss per common share                          $      (.06)    $        .03      $       (.12)         $      (.54)
                                                           ===========     ============      ============          ===========



EXHIBIT 27
[ARTICLE] 5
[LEGEND]
This schedule contains summary financial information extracted from the consolidated balance sheet and statements of income filed as part of the report on form 10 for the year ended December 31, 1999 and is qualified in its entirety by reference to such report on form 10.
[/LEGEND]

[PERIOD-TYPE]                  12-MOS
[FISCAL-YEAR-END]                          DEC-31-1999
[CASH]                                      173,579
[SECURITIES]                                      0
[RECEIVABLES]                             3,394,702
[ALLOWANCES]                                363,718
[INVENTORY]                                 948,724
[CURRENT-ASSETS]                          4,757,588
[PP&E]                                      884,953
[DEPRECIATION]                              384,272
[TOTAL-ASSETS]                            8,598,224
[CURRENT-LIABILITIES]                     6,717,601
[BONDS]                                      72,921
[PREFERRED-MANDATORY]                             0
[PREFERRED]                                       0
[COMMON]                                     23,280
[OTHER-SE]                                1,784,422
[TOTAL-LIABILITY-AND-EQUITY]              8,598,224
[SALES]                                  13,836,785
[TOTAL-REVENUES]                         13,836,785
[CGS]                                     8,411,701
[TOTAL-COSTS]                             7,201,680
[OTHER-EXPENSES]                                  0
[LOSS-PROVISION]                                  0
[INTEREST-EXPENSE]                          686,004
[INCOME-PRETAX]                          (2,462,600)
[INCOME-TAX]                                193,152
[INCOME-CONTINUING]                      (2,655,752)
[DISCONTINUED]                                    0
[EXTRAORDINARY]                                   0
[CHANGES]                                         0
[NET-INCOME]                             (2,655,752)
[EPS-BASIC]                                  (.12)
[EPS-DILUTED]                                  (.12)

Exhibit 2
This schedule contains summary financial information extracted from the Balance Sheet and Statements of Income filed as part of the report on Form 10-QSB and is qualified in its entirety by reference to such report on Form 10-QSB.
PRIOD-TYPE                                        3-MOS
FISCAL-YEAR-END                                           DEC-31-2000
PERIOD-END                                                MAR-31-2000
CASH                                                                   37,380
SECURITIES                                                                  0
RECEIVABLES                                                         3,521,561
ALLOWANCES                                                            141,216
INVENTORY                                                             712,380
CURRENT-ASSETS                                                      5,840,777
PP&E                                                                  884,953
DEPRECIATION                                                          396,904
TOTAL-ASSETS                                                        9,621,495
CURRENT-LIABILITIES                                                 9,192,313
BONDS                                                                  73,724
PREFERRED-MANDATORY                                                         0
PREFERRED                                                                   0
COMMON                                                                 23,773
OTHER-SE                                                              331,685
TOTAL-LIABILITY-AND-EQUITY                                          9,621,495
SALES                                                               2,530,385
TOTAL-REVENUES                                                      2,530,385
CGS                                                                 1,581,735
TOTAL-COSTS                                                         2,224,204
OTHER-EXPENSES                                                              0
LOSS-PROVISION                                                              0
INTEREST-EXPENSE                                                      112,366
INCOME-PRETAX                                                     (1,387,920)
INCOME-TAX                                                                  0
INCOME-CONTINUING                                                 (1,387,920)
DISCONTINUED                                                                0
EXTRAORDINARY                                                               0
CHANGES                                                                     0
NET-INCOME                                                        (1,387,920)
EPS-BASIC                                                               (.06)
EPS-DILUTED                                                             (.06)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              SURGE COMPONENTS, INC.
                                               Registrant



Dated: June 16, 2000                         By: /s/ IRA LEVY
                                                ---------------------------
                                                Ira Levy, President